Exhibit 21.1

SUBSIDIARIES OF SOMPO JAPAN

Name	Jurisdiction
Sompo Japan Insurance Company of America	United States
Sompo Japan Insurance Company of Europe Limited	United Kingdom
Sompo Japan Insurance (Singapore) Pte. Ltd.	Singapore
Sompo Japan Insurance (China) Co., Ltd.	China
Yasuda Seguros S. A.	Brazil
Sompo Japan DC Securities Co., Ltd.	Japan
Sompo Japan Asset Management Co., Ltd.	Japan
Sompo Japan Asia Holdings Pte. Ltd.	Singapore
Sompo Japan Himawari Life Insurance Co., Ltd.	Japan
Sompo Japan DIY Life Insurance Co., Ltd.	Japan
Saison Automobile and Fire Insurance Company, Limited	Japan
Hitachi Capital Insurance Corporation	Japan
Berjaya Sompo Insurance Berhad	Malaysia
Universal Sompo General Insurance Company Limited	India
Yasuda Enterprise Development Co., Ltd.	Japan
Ark Re Limited	Guernsey
Sompo Japan Insurance (Hong Kong) Company Limited	Hong Kong
Sompo Japan Claims Services Inc.	Japan
Sompo Japan Heartful Line Inc.	Japan
Healthcare Frontier Japan Inc.	Japan
Sompo Japan Risk Management Inc.	Japan
Sompo Japan Healthcare Services Inc.	Japan
Sompo Japan Credit Inc.	Japan
Sompo Japan Building Management Inc.	Japan
Sompo Japan Information Services Inc.	Japan
Sompo Japan System Solutions Inc.	Japan
Sompo Japan Research Institute Inc.	Japan